UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon,

Hong Kong SAR

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 5300

SECTION 3 – OTHER EVENTS

Item 8.01 Other Events.

On December 23, 2005, Mr. Cheng Chung Hing, Ricky, director and Chairman of the Board, President and Chief Executive Officer of Man Sang Holdings, Inc. (the “Company”) and Mr. Cheng Tai Po, director and Vice Chairman of the Company, entered into an agreement with Guangdong Development Bank Co., Ltd. to purchase an aggregate of 95,965,402 ordinary shares of HK$0.10 each in the share capital of Man Sang International Limited (“MSIL”), a subsidiary of the Company (the “Share Purchase”). The Share Purchase represents approximately 9.589% of the total issued share capital of MSIL.

Date: December 29, 2005	MAN SANG HOLDINGS, INC.

By:       /s/ CHENG Chung Hing, Ricky

CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer